Exhibit 3.2.6

BYLAWS

OF

COSMOSIS CORPORATION

ARTICLE I

Offices

The principal office of the Corporation shall initially be located in Denver, Colorado. The Board of Directors may from time to time designate another location as the principal office. The Corporation may have such other offices, either within or outside Colorado, as the Board of Directors may designate from time to time. The Corporation shall continuously maintain in Colorado a registered agent and a registered office.

ARTICLE II

Shareholders

Section 1. Annual Meeting. The annual meeting of the shareholders shall be held at such time as the Board of Directors may determine, beginning with the year following the year of incorporation, for the purpose of electing directors and for the transaction of such other business as may come before the meeting.

Section 2. Special Meetings. Unless otherwise prescribed by statute, special meetings of the shareholders may be called for any purpose by the president, by any other person designated herein as having authority to call such a meeting, or by the Board of Directors. The president shall call a special meeting of the shareholders if the Corporation receives one or more written demands for the meeting, stating the purpose or purposes for which it is to be held, signed and dated by the holders of shares representing not less than one-tenth of all the outstanding shares of the Corporation entitled to vote at the meeting.

Section 3. Place of Meeting. The Board of Directors may designate any place, either within or outside the State of Colorado, as the place for any annual meeting or for any special meeting called by the Board of Directors. If no designation is made, or if a special meeting is otherwise called, the place of meeting shall be the principal office of the Corporation in Colorado. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or outside Colorado, as the place for such meeting.

Section 4. Notice of Meeting. Subject to the requirements of the Colorado Business Corporation Act, written notice stating the place, day and hour of the meeting shall be given not less than ten nor more than sixty days before the date of the meeting. Notice may be given in person; by electronically transmitted facsimile, or other form of wire or wireless communication; or by mail or private carrier, by or at the direction of the president, the secretary, or the person calling the meeting, to each shareholder of record entitled to vote at such meeting; provided, however, that any other longer notice period which may be required by the Colorado Business Corporation Act shall be observed. If mailed, such notice shall be deemed to be given when deposited in the United States mail, addressed to the shareholder at his address as it appears in the Corporation’s current record of shareholders, with postage thereon prepaid. If three successive letters mailed to the last-known address of any shareholder are returned as undeliverable, no further notices to such shareholder shall be necessary, until another address for such shareholder is made known to the Corporation.

When a meeting is adjourned to another date, time or place, notice need not be given of the new date, time or place if the new date, time or place is announced before adjournment at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business that may have been transacted at the original meeting. If the adjournment is for more than 120 days, or if a new record date is fixed for the adjourned meeting, a new notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting as of the new record date.

Section 5. Fixing of Record Date. For the purpose of determining shareholders of one or more voting groups entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive any distributions or payment of any dividend, or entitled to demand a special meeting or to take any other action, or in order to make a determination of shareholders of one or more voting groups for any other proper purpose, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy days, and, in case of a meeting of shareholders, not less than ten days, prior to the date on which the particular action requiring such determination of shareholders is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date, which it shall do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting. Notwithstanding the above, the record date for determining the shareholders entitled to take action without a meeting or entitled to be given notice of action so taken shall be the date a writing upon which the action is taken is first received by the Corporation. The record date for determining shareholders entitled to demand a special meeting shall be the date of the earliest of any of the demands pursuant to which the meeting is called.

Section 6. Voting Record. The officer or agent having charge of the Corporation’s stock transfer books shall make, at the earlier of ten days before each meeting of shareholders or two business days after notice of the meeting has been given, a complete record of the shareholders entitled to vote at such meeting, or any adjournment thereof. The record shall be arranged by voting groups, as defined in § 7-101-401 of the Colorado Business Corporation Act, and within each voting group by class or series of shares, shall be in alphabetical order within each class or series, and shall show the address of and the number of shares held by each shareholder. The record, for a period beginning the earlier of ten days before such meeting or two business days after notice of the meeting is given and continuing through the meeting and any adjournment thereof, shall be kept on file at the principal office of the Corporation or at a place (which shall be identified in the notice) in the city where the meeting will be held, and shall be subject to inspection by any shareholder, or such shareholder’s agent or attorney, for any purpose germane to the meeting at any time during usual business hours. Such record shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder for any purpose germane to the meeting during the whole time of the meeting.

The original stock transfer books shall be the prima facie evidence as to who are the shareholders entitled to examine the record or transfer books and to vote at any meeting of shareholders.

Section 7. Quorum. A majority of the votes entitled to be cast on a matter by a voting group, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders for that voting group for action on that matter, except as otherwise provided in the Articles of Incorporation or the Colorado Business Corporation Act. If less than a majority of such votes are represented at a meeting, a majority of votes so represented may adjourn the meeting from time to time without further notice, for a period not to exceed 120 days for any one adjournment. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally called. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

If a quorum is present, action on a matter other than the election of directors by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast within the voting group opposing the action, unless the vote of a greater proportion or number or voting by classes is required by law or by the Articles of Incorporation or by these Bylaws. In an election of directors, that number of candidates equaling the number of directors to be elected, having the highest number of votes cast in favor of their election, are elected to the Board of Directors.

Section 8. Proxies. A shareholder may vote the shareholder’s shares in person or by proxy. A shareholder may validly appoint a proxy to vote or otherwise act for the shareholder, solely by the following means of such appointment:

a. A shareholder may appoint a proxy by signing an appointment form, either personally or by the shareholder’s attorney-in-fact;

b. A shareholder may appoint a proxy by transmitting or authorizing the transmission of a telecopy, or other electronic transmission providing a written statement of the appointment to the proxy, to a proxy solicitor, proxy support service organization, or other person duly authorized by the proxy to receive appointments as agent for the proxy, or to the Corporation; except that the transmitted appointment shall set forth or be transmitted with written evidence from which it can be determined that the shareholder transmitted or authorized the transmission of the appointment.

An appointment of a proxy is effective against the Corporation when received by the Corporation, including receipt by the Corporation of an appointment transmitted pursuant subsection (b) of this Section 8. An appointment is valid for eleven months unless a different period is expressly provided in the appointment form. Any complete copy, including an electronically transmitted facsimile, of an appointment of a proxy may be substituted for or used in lieu of the original appointment for any purpose for which the original appointment could be used.

Section 9. Voting of Shares. Except as otherwise required by law, these Bylaws or the Articles of Incorporation, each outstanding share shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders. Each shareholder entitled to vote in the election of directors has the right to vote all of the shareholder’s votes for as many persons as there are directors to be elected and for whose election the shareholder has a right to vote.

Section 10. Voting of Shares by Certain Holders. The following may not be voted, directly or indirectly, at any meeting or counted in determining the total number of outstanding shares at any given time: (a) treasury shares; and (b) shares of the Corporation’s own stock held by another corporation if the majority of the shares entitled to vote for the election of directors of such other corporation is held by this Corporation.

A duly authorized officer, agent or proxy of such other corporation may vote shares standing in the name of another corporation.

The Corporation is entitled to reject a vote, consent, waiver, proxy appointment, or proxy appointment revocation if the secretary or other officer or agent authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory’s authority to sign for the shareholder.

Redeemable shares which have been called for redemption shall not be entitled to vote on any matter and shall not be deemed outstanding shares on and after the date on which written notice of redemption has been mailed to shareholders and a sum sufficient to redeem such shares has been deposited with a bank or trust company with irrevocable instruction and authority to pay the redemption price to the holders of the shares upon surrender of certificates therefor, unless other provision has been made in respect of such redemption.

Section 11. Informal Action by Shareholders. Any action required or permitted to be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof and received by the Corporation.

Section 12. Meetings by Telecommunications. Any or all of the shareholders may participate in an annual or special shareholders’ meeting by, or the meeting may be conducted through the use of, any means of communication by which all persons participating in the meeting may hear each other during the meeting. A shareholder participating in a meeting by this means is deemed to be present in person at the meeting.

ARTICLE III

Board of Directors

Section 1. General Powers. The business and affairs of the Corporation shall be managed by its Board of Directors, except as otherwise provided by law or by the Articles of Incorporation.

Section 2. Performance of Duties. A director of the Corporation shall perform his duties as a director, including his duties as a member of any committee of the board upon which he may serve, in good faith, in a manner he reasonably believes to be in the best interests of the Corporation, and with the care an ordinarily prudent person in a like position would use under similar circumstances. In discharging his duties, a director shall be entitled to rely on information, opinions, reports, or statements, including financial statements and other financial data, in each case prepared or presented by persons and groups listed in paragraphs a, b and c of this Section 2, but he shall not be considered to be acting in good faith if he has knowledge concerning the matter in question that would cause such reliance to be unwarranted. Those persons and groups on whose information, opinions, reports, and statements a director is entitled to rely upon are:

a. One or more officers or employees of the Corporation whom the director reasonably believes to be reliable and competent in the matters presented;

b. Counsel, public accountants, or other persons as to matters which the director reasonably believes to be within such persons’ professional or expert competence; or

c. A committee of the board upon which he does not serve, which committee the director reasonably believes merits confidence.

Section 3. Number, Tenure, and Qualifications. The number of directors of the Corporation shall be fixed from time to time by the Board of Directors, provided that the number of directors shall not be less than one nor more than three. Within the limits above specified, the number of directors shall be determined by resolution of the Board of Directors, or by the shareholders at the annual meeting. Each director shall hold office until the next annual meeting of shareholders and until his successor shall have been elected and qualified. Directors shall be eighteen years of age or older, but need not be residents of the State of Colorado or shareholders of the Corporation. Directors shall be removable in the manner provided by the Colorado Business Corporation Act.

Section 4. Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this Bylaw immediately after, and at the same place as, the annual meeting of the shareholders. The Board of Directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution.

Section 5. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the president or any two directors. If there are two or fewer directors, any director may call a special meeting of the Board of Directors. The person or persons authorized to call special meetings of the Board of Directors may fix the place for holding any special meeting of the Board of Directors called by them.

Section 6. Notice. Reasonable notice of any special meeting (which need not in any event exceed two days) shall be given by mail, telecopy, or telephone to each director at his last known business or residence address. If mailed, such notice is effective at the earliest of: (1) the date received; (2) five days after mailing; or (3) the date shown on the return receipt, if mailed by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee. If notice be given by telecopy, such notice shall be deemed given when sent if the sending telecopier receives automatic notice the telecopy has been received, otherwise such notice shall be deemed given when received by the receiving telecopier. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors, except as provided in Section 13 of this Article III, need be specified in the notice or waiver of notice of such meeting.

Section 7. Quorum and Manner of Acting. A majority of the number of directors fixed in accordance with Section 3 of this Article III shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting of the Board of Directors at which a quorum is present shall be the act of the Board. If less than a quorum is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice. Except as otherwise required by law or by the Articles of Incorporation, the act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 8. Compensation. Any director may be paid any one or more of the following: his expenses, if any, of attendance at meetings; a fixed sum for attendance at each meeting; a stated salary as director; or such other compensation as the Corporation and the director may reasonably agree upon. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 9. Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

Section 10. Committees. The Board of Directors may, by resolution adopted by a majority of the number of directors fixed in accordance with Section 3 of this Article III,

designate from among its members an executive committee and one or more other committees. Each committee may, to the extent provided in the resolution of the Board and except as may be limited by statute, exercise all of the authority of the Board of Directors. Such delegation of authority shall not relieve the Board or any member thereof from any responsibility imposed by law.

Regular meetings of any such committee may be held without notice at such times and places as the committee may fix from time to time by resolution. Special meetings of any such committee may be called by any member thereof upon not less than one day’s notice stating the place, date and hour of the meeting, such notice may be given by mail, telecopy, or telephone to each director.

Section 11. Meetings by Telecommunication. Any director may participate in a regular or special meeting by, or the Board of Directors may conduct the meeting through the use of, any means of communication by which all directors participating may hear each other during the meeting. A director participating in a meeting by this means shall be deemed to be present in person at the meeting.

Section 12. Informal Action by Directors. Any action required or permitted to be taken at a meeting of the Board of Directors or any committee thereof may be taken without a meeting if a consent in writing, or counterparts thereof, setting forth the action so taken, shall be signed by all of the directors or all of the members of the committee entitled to vote with respect to the subject matter thereof.

Section 13. Resignation and Vacancies. Any director may resign at any time by giving written notice to the president or secretary of the Corporation. Such resignation shall take effect when the notice is received by the Corporation unless the notice specifies a later effective date; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors, regardless of whether the directors remaining in office constitute fewer than a quorum of the Board of Directors. Any directorship to be filled by reason of an increase in the number of directors shall be filled by the affirmative vote of a majority of the directors then in office at a regular meeting or at a special meeting called for that purpose, or by election at an annual meeting or at a special meeting of shareholders called for that purpose. A director chosen to fill a vacancy or a newly created directorship shall hold office until the next annual meeting of the shareholders and until his successor shall have been elected and qualified.

ARTICLE IV

Officers

Section 1. Officers. The officers of the Corporation shall be a president, a secretary and a treasurer. The officers shall be natural persons eighteen years of age or older. Any two or more offices may be held by the same person. The Board of Directors or an officer or officers authorized by the Board of Directors may appoint such other officers or assistant officers, as they may consider necessary. The Board of Directors or an officer or officers authorized by the Board of Directors shall from time to time determine the procedure for the appointment of officers, their terms of office, their authorities, their duties and their compensation. Each officer shall hold office until the first of the following to occur: the time at which his successor shall have been duly elected and shall have qualified; or his death; or the time of his resignation or removal.

Section 2. Resignation, Removal and Vacancies. An officer may resign at any time by giving written notice of resignation to the Corporation. The resignation is effective when the notice is received by the Corporation unless the notice specifies a later effective date. Any Officer may be removed at any time, with or without cause, by the Board of Directors, by the executive committee, if any, or by another officer or officers if so authorized by the Board, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. A vacancy in any office, however occurring, may be filled by the Board of Directors, by the executive committee, if any, or by the officer or officers authorized by the Board.

Section 3. President. Subject to the control of the Board of Directors, the president shall have general charge and control of all of the business and affairs of the Corporation and shall perform all duties incident to the office of president. He shall preside at all shareholder and Board meetings. He shall have such powers and perform such other duties as from time to time may be determined by the Board of Directors.

Section 4. Secretary. The secretary shall (i) prepare and maintain as permanent records the minutes of the proceedings of the shareholders and the Board of Directors, a record of all actions taken by the shareholders or Board of Directors without a meeting, a record of all actions taken by a committee of the Board of Directors in place of the Board of Directors on behalf of the Corporation, and a record of all waivers of notice of meetings of shareholders and the Board of Directors or any committee thereof, (ii) see that all notices are duly given in accordance with the provisions of these bylaws and as required by law, (iii) serve as custodian of the corporate records and of the seal of the Corporation and affix the seal to all documents when authorized by the Board of Directors, (iv) keep at the Corporation’s registered office or principal place of business a record which complies with § 7-116-101(3), C.R.S., containing the names and addresses of, and the number of shares of each class or series held by, each shareholder, unless such a record shall be kept at the office of the Corporation’s transfer agent or registrar, (v) maintain at the Corporation’s principal office the originals or copies of the Corporation’s articles of incorporation, bylaws, minutes of all shareholder’s meetings and records of all action taken by the shareholders without a meeting for the past three years, all written communications within the past three years to shareholders as a group or to the holders of any class or series of shares as a group, a list of the names and business addresses of the current directors and officers, a copy of the Corporation’s most recent corporate report filed with the Secretary of State, and financial statements showing in reasonable detail the Corporation’s assets and liabilities and results of operations for the last three years, (vi) have general charge of the stock transfer books of the Corporation, unless the Corporation has a transfer agent, (vii) authenticate records of the Corporation, and (viii) in general, perform all duties incident to the office of secretary and such other duties as from time to time may be assigned by the president or the Board of Directors. Assistant secretaries, if any, shall have the same duties and powers, subject to supervision by the secretary. The Board of Directors and/or shareholders may respectively designate a person other than the secretary or an assistant secretary to keep the minutes of their respective meetings.

Section 5. Treasurer. The treasurer shall: (a) have custody of, and when proper may pay out, disburse or otherwise dispose of, all funds and securities of the Corporation which may have come into his hands; (b) receive and give receipts for moneys due and payable to the Corporation, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositaries as shall be selected in accordance with Article V of these Bylaws; (c) enter or cause to be entered regularly in the books of the Corporation kept for that purpose full and accurate accounts of all moneys received or paid or otherwise disposed of by him; and (d) in general perform all duties incident to the office of treasurer and such other duties as may be assigned to him from time to time by the Board of Directors or the president.

Section 6. Additional Officers. The Corporation shall have such other officers, including, but not limited to, a chairman of the Board, chief executive officer, chief operating officer, one or more vice-presidents, vice-chairman, assistant treasurers, and assistant secretaries, as the Board of Directors may from time to time deem advisable. Unless otherwise specified by the Board of Directors, all such officers shall be elected and shall hold office in accordance with Section 1 of this Article IV. Such officers shall perform all the duties normally incident to their office and shall perform such other duties as may be assigned from time to time by the Board of Directors or the president.

ARTICLE V

Checks and Deposits

Section 1. Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents or the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

Section 2. Deposits. All funds of the Corporation not otherwise employed may be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.

ARTICLE VI

Stock

Section 1. Regulation. The Board of Directors may make such rules and regulations as it may deem appropriate concerning the issuance, transfer and registration of certificates for shares of the Corporation.

Section 2. Certificates. The certificates of stock of the Corporation shall be in such form consistent with the law as shall be approved by the Board of Directors. The certificates shall be consecutively numbered for each class of shares, or series thereof. Each certificate shall state the name of the Corporation, the fact that the Corporation is organized or incorporated under the laws of the State of Colorado, the name of the person to whom the shares are issued, the number of shares represented thereby, the date of issue, and that such shares are without par value. The certificate number, the name of the person to whom the shares are issued, the date of issue and the number of shares issued, shall be entered on the stock transfer books of the Corporation. Certificates shall be signed by: (i) the president, a vice-president, the chairman or the vice-chairman; and by (ii) the secretary, an assistant secretary, the treasurer or an assistant treasurer. If any certificate is countersigned by a transfer agent or registered by a registrar (either of which is other than the Corporation or employee of the Corporation), the signature of any such officer may be a facsimile. No certificate shall be issued until the shares represented thereby are fully paid. A statement of the designations, preferences, qualifications, limitations, restrictions and special or relative rights of the shares of each class shall be set forth in full or summarized on the face or back of the certificates which the Corporation shall issue, or in lieu thereof, the certificate may set forth that such a statement or summary will be furnished to any shareholder upon request without charge. Each certificate shall be otherwise in such form as may be prescribed by the Board of Directors and as shall conform to the rules of any stock exchange on which the shares may be listed.

The Corporation shall not issue certificates representing fractional shares and shall not be obligated to make any transfers creating a fractional interest in a share of stock. The Corporation may, but shall not be obligated to, issue scrip in lieu of any fractional shares, such scrip to have terms and conditions specified by the Board of Directors.

Section 3. Uncertificated Securities. Notwithstanding anything to the contrary in these Bylaws, the Board of Directors may authorize the issuance of the shares of the Corporation without certificates. Such uncertificated shares, including without limitation the issuances and transfers thereof, shall be governed by all applicable provisions of Colorado law.

Section 4. Lost Certificates. In case of the alleged loss, destruction or mutilation of a certificate of stock, the Board of Directors may direct the issuance of a new certificate in lieu thereof upon such terms and conditions in conformity with law as it may prescribe. The Board of Directors may in its discretion require a bond in such form and amount and with such surety as it may determine, before issuing a new certificate.

Section 5. Transfer of Shares. Upon compliance with any provisions restricting the transfer or registration of transfer of shares of stock, if any, and applicable statutory requirements, registration of transfers of shares of stock of the Corporation shall be made on the books of the Corporation, upon the surrender and cancellation of a certificate for a like number of shares.

Section 6. Registered Shareholders. The Corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any person whether or not it shall have express or other notice thereof.

Section 7. Transfer Agents, Registrars and Paying Agents. The Board may, at its discretion, appoint one or more transfer agents, registrars and agents for making payment upon any class of stock, bond, debenture or other security of the Corporation. Such agents and registrars may be located either within or outside Colorado. They shall have such rights and duties, and shall be entitled to such compensation, as may be agreed.

ARTICLE VII

Dividends

The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Articles of Incorporation.

ARTICLE VIII

Indemnification

Section 1. Directors. The Corporation shall indemnify directors of the Corporation in their capacities as directors pursuant to the procedures set forth in, and to the fullest extent authorized by, Colorado law as the same exists or may hereafter be amended. The right to indemnification provided herein shall be a contract right and shall include the right to be paid by the Corporation in accordance with Colorado law for expenses incurred in advance of any proceeding’s final disposition.

Section 2. Officers and Others. The Corporation may indemnify and advance expenses to officers, employees, fiduciaries and agents of the Corporation as it deems appropriate and as permitted by Colorado law. No such indemnification shall be made without the prior approval of the Board of Directors and the determination by the Board of Directors that such indemnification is permissible, except pursuant to a contract approved by the Board of Directors.

Section 3. Insurance. The Corporation may purchase and maintain insurance for itself and on behalf of any person who is or was a director, officer, employee, fiduciary or agent of the Corporation or who, while a director, officer, employee, fiduciary, or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, fiduciary, or agent of another foreign or domestic corporation or of any partnership, joint venture, trust, other enterprise, other person, or employee benefit plan against any liability asserted against or incurred by him in any such capacity or arising from his status as such, whether or not the Corporation would have the power to indemnify him against such liability.

Section 4. Definition of “Director.” The term “director” for purposes of this Article means an individual who is or was a director of the Corporation or an individual who, while a director of the Corporation, is or was serving at the Corporation’s request as a director, officer, partner, trustee, employee, fiduciary, or agent of another foreign or domestic corporation or of any partnership, joint venture, trust, other enterprise, other person, or employee benefit plan. A director shall be considered to be serving an employee benefit plan at the Corporation’s request if his duties to the Corporation also impose duties on, or otherwise involve services by, him to the plan or to participants in or beneficiaries of the plan. The term “director” includes, unless the context otherwise requires, the estate or personal representative of a director.

Section 5. Non-Exclusivity of Rights. The foregoing rights of indemnification and insurance shall not be exclusive of, or in any manner limit, other rights to which any director may be entitled as a matter of law, or to the extent not prohibited by law, by a contract approved by the Board of Directors.

ARTICLE IX

Miscellaneous

Section 1. Waiver of Notice. Whenever notice is required by law, by the Articles of Incorporation or by these Bylaws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before, at or after the time stated therein, shall be deemed the equivalent of giving such notice.

Section 2. Seal. The corporate seal of the Corporation shall be in such form, as the Board of Directors shall prescribe. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Section 3. Fiscal Year. The fiscal year of the Corporation shall begin on the first day of January and end on the last day of the next December, unless otherwise determined by resolution of the Board of Directors.

Section 4. Amendments. The Bylaws may be altered, amended or repealed by the Board of Directors at any regular meeting of the Board or at any special meeting called for this purpose, subject to repeal or change by action of the shareholders.

CERTIFICATE

I hereby certify that the foregoing Bylaws, consisting of thirteen (13) pages, including this page, constitute the Bylaws of Cosmosis Corporation, adopted by the Board of Directors of the Corporation effective as of February 6th, 2002.

/s/ John G. Lewis
John G. Lewis, Secretary